THIRD AMENDMENT TO
                     AMENDED AND RESTATED CREDIT AGREEMENT

                                     Among


                          TESORO PETROLEUM CORPORATION
                                 as the Company


                                      and


                                 BANQUE PARIBAS
         Individually, as an Issuing Bank and as Administrative Agent,


                            THE BANK OF NOVA SCOTIA
                    Individually and as Documentation Agent


                                      and


                           THE FINANCIAL INSTITUTIONS
                        NOW OR HEREAFTER PARTIES HERETO



                       Effective as of September 15, 1997

                               TABLE OF CONTENTS

                                                                   Page

                            ARTICLE I.  DEFINITIONS

    Section 1.01   Terms Defined Above . . . . . . . . . . . . . . .1
    Section 1.02   Terms Defined in Credit Agreement . . . . . . . .1
    Section 1.03   Other Definitional Provisions . . . . . . . . . .1

          ARTICLE II.  AMENDMENTS TO CREDIT AGREEMENT

    Section 2.01   Amendments and Supplements to Definitions . . . .2
    Section 2.02   Amendments to Article II. . . . . . . . . . . . .5
    Section 2.03   Amendments to Article V . . . . . . . . . . . . .6
    Section 2.04   Amendments to Article VI. . . . . . . . . . . . .6

                    ARTICLE III.  CONDITIONS

    Section 3.01   Loan Documents. . . . . . . . . . . . . . . . . .8
    Section 3.02   Corporate Proceedings of Loan Parties . . . . . .8
    Section 3.03   Representations and Warranties. . . . . . . . . .8
    Section 3.04   No Default. . . . . . . . . . . . . . . . . . . .8
    Section 3.05   Security Instruments. . . . . . . . . . . . . . .8
    Section 3.06   Other Instruments or Documents. . . . . . . . . .8

                   ARTICLE IV.  MISCELLANEOUS

    Section 4.01   Adoption, Ratification and Confirmation of
                    Credit Agreement . . . . . . . . . . . . . . . .9
    Section 4.02   Ratification and Affirmation of Guaranty. . . . .9
    Section 4.03   Successors and Assigns. . . . . . . . . . . . . .9
    Section 4.04   Counterparts. . . . . . . . . . . . . . . . . . .9
    Section 4.05   Number and Gender . . . . . . . . . . . . . . . .9
    Section 4.06   Entire Agreement. . . . . . . . . . . . . . . . .9
    Section 4.07   Invalidity. . . . . . . . . . . . . . . . . . . 10
    Section 4.08   Titles of Articles, Sections and Subsections. . 10
    Section 4.09   Governing Law . . . . . . . . . . . . . . . . . 10

                               THIRD AMENDMENT TO
                     AMENDED AND RESTATED CREDIT AGREEMENT


    This THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Third Amendment") executed effective as of September 15, 1997 (the "Effective Date"), is by and among TESORO PETROLEUM CORPORATION, a Delaware corporation (the
"Company"); BANQUE PARIBAS, individually, as an Issuing Bank and as Administrative Agent, THE BANK OF NOVA SCOTIA, individually and as Documentation Agent, and each of the lenders that is a signatory hereto or which becomes a party hereto as provided in Section 9.07 (individually, a "Lender" and, collectively, the "Lenders").

                              W I T N E S S E T H:
                              - - - - - - - - - -

    WHEREAS, the Company, the Administrative Agent, the Documentation Agent, the Issuing Bank and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of June 7, 1996, as amended by First Amendment to Amended and Restated Credit Agreement dated as of March 21, 1997 and Second Amendment to Amended and Restated Credit Agreement dated as of March 31, 1997 (the "Credit Agreement"), pursuant to which the Lenders agreed to make loans and issue Letters of Credit to and for the account of the Company; and

    WHEREAS,  the  Company,  the  Guarantors,  the  Administrative  Agent,   the
Documentation Agent, and the Lenders desire to amend the Credit Agreement in the particulars hereinafter provided;

    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                            ARTICLE I.  DEFINITIONS

    Section 1.01 Terms Defined Above. As used in this Third Amendment, each of the terms "Company", "Credit Agreement", "Effective Date", "Third Amendment", and "Lenders" shall have the meaning assigned to such term hereinabove.

    Section 1.02 Terms Defined in Credit Agreement. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.

    Section 1.03 Other Definitional Provisions.

         (a) The words "hereby", "herein", "hereinafter", "hereof", "hereto" and "hereunder" when used in this Third Amendment shall refer to this Third Amendment as a whole and not to any particular Article, Section, subsection or provision of this Third Amendment.

         (b) Section, subsection and Exhibit references herein are to such Sections, subsections and Exhibits to this Third Amendment unless otherwise specified.


                  ARTICLE II.  AMENDMENTS TO CREDIT AGREEMENT

    The Company, the Administrative Agent, the Documentation Agent, the Issuing Bank and the Lenders agree that the Credit Agreement is hereby amended, effective as of the Effective Date, in the following particulars.

    Section 2.01   Amendments and Supplements to Definitions.

         (a) The definition of "Agreement" in Section 1.01 of the Credit Agreement is hereby amended to mean the Credit Agreement, as amended by this Third Amendment and as the same may from time to time be further amended, supplemented or modified.

         (b) The following terms, which are defined in Section 1.01 of the Credit Agreement, are hereby amended in their entirety to read as follows:

              "Applicable Margin" shall mean (i) 0% per annum with respect to Base Rate Loans, and (ii) 1.0% per annum with respect to Eurodollar
         Loans; provided, however, that during any Deficiency Period, the "Applicable Margin" as would otherwise be in effect shall be increased by 2.0% per annum for both Base Rate Loans and Eurodollar Loans.

              "Borrowing Base" shall mean at any time the amount equal to the sum of (i) eighty five percent (85%) of Eligible Accounts plus (ii) seventy percent (70%) of the Loan Value of Eligible Inventory; plus
         (iii) one hundred percent (100%) of the E&P Borrowing Base.

              "Cash Flow" shall mean, as to any Person, the sum of the net income of such Person after taxes for any period plus, to the extent deducted from net income, all non-cash items, including, but not limited to, depreciation, depletion and impairment, amortization of leasehold and intangibles, deferred taxes and write-offs of exploration costs and producing lease abandonments plus, but without duplication, to the extent deducted from net income, cash not to exceed $15,000,000, and all non-cash items related to that certain special incentive compensation award program which will be funded if the Company's stock price reaches an average price per share of $20 or higher over 20 consecutive trading days after June 30, 1997, and before December 31, 1998; in each case for such period and determined as to such Person.

              "Consolidated Tangible Net Worth" shall mean, at any time and from time to time, the sum of preferred or common stock not subject to a mandatory redemption obligation (other than a mandatory redemption obligation that can be satisfied by the tendering of common stock of the Company) as of the date of determination, par value of common stock, additional paid-in capital of common stock and retained earnings, plus to the extent deducted from net income, cash not to exceed $15,000,000 and all non-cash items related to that certain special incentive compensation award program which will be funded if the Company's stock price reaches an average price per share of $20 or higher over 20 consecutive trading days after June 30, 1997, and before December 31, 1998, less treasury stock (if any), less goodwill, cost in excess of net assets acquired and all other assets as are properly classified as intangible assets, all as determined as to the Company and its Subsidiaries on a consolidated basis.

              "EBITDA" shall mean, as to the Company and its Subsidiaries on a consolidated basis and, for each Rolling Period, the amount equal to net income of the Company and its Subsidiaries, less any non-cash income included in net income to the extent the applicable cash was not received at any time during such Rolling Period, plus, to the extent deducted from net income, interest expense, depreciation, depletion and impairment, amortization of leasehold and intangible, other non-cash expenses (including, but not limited to taxes (excluding Bolivian taxes paid in kind), plus, but without duplication, to the extent deducted from net income, cash not to exceed $15,000,000 and all non-cash items related to that certain special incentive compensation award program which will be funded if the Company's stock price reaches an average price per share of $20 or higher over 20 consecutive trading days after June 30, 1997, and before December 31, 1998; provided, that, gains or losses on the disposition of assets shall not be included in EBITDA.

              "Eligible Inventory" shall mean, at any time, all inventory (as such term is defined in Section 9-109(4) of the UCC) of the Inventory Borrowing Base Parties, including, without limitation, but without duplication, the In Transit Inventory, inventory in the Tesoro Terminals, inventory at the KPL Facility (as defined in clause (x) below), and Consigned Inventory for which each of the following statements is accurate and complete (and the Company by including such inventory in any computation of the Borrowing Base shall be deemed to represent and warrant to the Administrative Agent, each Issuing Bank and each Lender the accuracy and completeness of such statements):

              (a) Said inventory is, and at all times will be, free and clear of all Liens (except for perfected Liens in favor of the Administrative Agent and, in the case of In Transit Inventory described in the definition of In Transit Inventory below, Liens securing the payment of tariffs owed by Tesoro Alaska to a common carrier
         transporting  feedstocks  or   blendstocks   through  the  Trans-Alaska
         Pipeline System or the KPL Facility, as defined below), and the Administrative Agent has a first priority, perfected security interest in such inventory;

              (b) Said inventory does not include capitalized goods which are part of inventory of any Inventory Borrowing Base Party;

              (c)  Said   inventory   is   located  in  the  states  of  Alaska,
         California, Texas, Louisiana, Oregon or Washington, or the Yukon territory or British Columbia, Canada, or to the extent that it qualifies as In Transit Inventory, is located in the territorial waters of the states of Alaska, California, Oregon, Texas, Louisiana, Washington or the Yukon territory or British Columbia, Canada (and not in international waters); and

              (d) Said inventory, excluding Consigned Inventory, is not stored at any terminal other than a Tesoro Terminal.

    For purposes of this definition, "In Transit Inventory" shall mean, at any time, feedstocks, blendstocks or refined products, including asphalt, solely owned by an Inventory Borrowing Base Party that are in transit:

              (x) to the Kenai Refinery (i) from Pump Station No. 1 on the Trans-Alaska Pipeline System, including feedstocks or blendstocks in storage at the Valdez Terminal in Valdez, Alaska, (ii) in a tanker or barge located within Alaska, California, Washington or the Yukon territory or British Columbia, Canada or their respective territorial waters (and not in international waters) that has been time chartered by any Inventory Borrowing Base Party, (iii) in or on any pipeline, terminal, dock or storage tank of the KPL in the area of Cook Inlet, Alaska (the "KPL Facility"), or (iv) in the Cook Inlet pipeline system in the area of Cook Inlet, Alaska, including feedstocks or blendstocks in storage at the Drift River Terminal in Drift River, Alaska;

              (y) from the Kenai Refinery (i) in a tanker or barge located within Alaska, California, Oregon, Washington or the Yukon territory or British Columbia, Canada or their respective territorial waters (and not in international waters) that has been time chartered by any Inventory Borrowing Base Party, (ii) in the Anchorage Pipeline owned by Tesoro Alaska Pipeline Company (formerly known as the Nikiski Alaska Pipeline), or (iii) in the KPL Facility (as defined in Clause (x) above); or

              (z) between Alaska, California, Washington, Texas, Louisiana Oregon or the Yukon territory or British Columbia, Canada and in their respective territorial waters (and not in international waters) and is inventory in which the Administrative Agent has been granted a first priority perfected Lien which is in effect at such time.

         (c) Section 1.01 of the Credit Agreement is hereby further amended and supplemented by adding the following new definitions where alphabetically appropriate, which reads in their entirety as follows:

              "Consigned Inventory" shall mean inventory owned by an Inventory Borrowing Base Party being held in storage tanks of a third party pursuant to a consignment arrangement between such Inventory Borrowing Base Party and such third party, but not commingled with any other inventory or goods of such third party or other Persons, and for which such Inventory Borrowing Base Party has complied with the requirements of the Uniform Commercial Code, including Section 9.114 thereof, such that such Inventory Borrowing Base Party will have priority over a secured party who is or becomes a creditor of such third party.

              "Third Amendment" shall mean that certain Third Amendment to Amended and Restated Credit Agreement dated as of September 15, 1997, by and among the Company, the Administrative Agent, the Documentation Agent, the Issuing Bank and the Lenders.

    Section 2.02   Amendments to  Article  II.   Section  2.20(a)  of the Credit
Agreement is hereby amended by replacing the last sentence thereof in its entirety with the following sentence:

    "During the period from and after the effective date of the Third Amendment until the next Redetermination Date occurring after October, 1997, unless redetermined pursuant to any unscheduled redeterminations, the amount of the E&P Borrowing Base shall be $56,000,000."

    Section 2.03 Amendments to Article V. Section 5.15(h) of the Credit Agreement is hereby amended in its entirety to read as follows:

         "(h) Quarterly Borrowing Base Reports. As soon as available and in any event by the 105th day after the end of the fourth calendar quarter of each year and the 60th day after the end of each of the first three calendar quarters of each year of the Company, a quarterly Borrowing Base Report dated and reflecting amounts as of the last day of such calendar year or quarter, as the case may be, which have been reconciled to the financial statements delivered pursuant to Subsection 5.15(a) or (b), as the case may be, and in the case of the fourth calendar quarter, as soon as available and in any event by the 60th day after the end of the fourth calendar quarter of each year, a preliminary Borrowing Base Report for the prior four calendar quarters not reconciled to such financial statements, upon which the Borrowing Base will be determined for the interim period until receipt of the reconciled Borrowing Base Report for such period; provided, however, the Majority Lenders may, at any time, require up to four additional Borrowing Base Reports per calender year and the Company may, at any time, submit up to four additional Borrowing Base Reports per calender year, in addition to the four additional Borrowing Base Reports required by the Majority Lenders."

    Section 2.04   Amendments to Article VI.

    (a) Section 6.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

         "Section 6.01 Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth as of the end of the calendar quarter to be less than $189,950,000 plus 75% of the Company's consolidated net income aggregated for each of the calendar quarters from and after July 1, 1997 in which consolidated net income is positive; provided if at any time the Company issues equity securities of any kind, such minimum amount of Consolidated Tangible Net Worth shall be permanently increased by an amount equal to 75% of the net cash proceeds from the issuance of such equity securities."

    (b) Section 6.02 of the Credit Agreement is hereby amended in its entirety to read as follows:

         "Section 6.02 Consolidated Current Ratio. Permit the ratio of (i) consolidated current assets to (ii) consolidated current liabilities (excluding current maturities of the Notes) to be less than 1.3 to 1.0 at any time. As used in this Section 6.02 "consolidated current assets" shall mean assets which would, in accordance with GAAP, be included as current assets on a consolidated balance sheet of the Company and its Subsidiaries and "consolidated current liabilities" shall mean liabilities which would, in accordance with GAAP, be included as current liabilities on a consolidated balance sheet of the Company and its Subsidiaries; provided, however, for the sole purpose of calculating such ratio, consolidated current liabilities shall not include accrued amounts related to that certain special incentive compensation award program which will be funded if the Company's stock price reaches an average price per share of $20 or higher over 20 consecutive trading days after June 30, 1997, and before December 31, 1998, except to the extent that the cash component of such accrual exceeds $15,000,000, such excess shall be included in consolidated current liabilities."

    (c) Section 6.03 of the Credit Agreement is hereby amended by replacing the second sentence thereof in its entirety to read as follows:

    "As used in this Section 6.03, "cash flow coverage ratio" shall mean, as to the Company, and for the Rolling Period ending on such Quarterly Date, the ratio of (i) the sum of (A) Cash Flow of the Company and its Subsidiaries on a consolidated basis, plus (B) the difference between (x) the lesser of the Aggregate Revolving Credit Commitments or the Borrowing Base on the last day of the applicable Rolling Period and (y) the outstanding principal amount of the Revolving Credit Loans on the first day of the last calendar quarter of such Rolling Period, plus (C) interest expense of the Company and its Subsidiaries on a consolidated basis to (ii) the sum of (A) regularly scheduled principal payments of Funded Indebtedness paid in cash, plus (B) cash interest expense of the Company and its Subsidiaries on a consolidated basis, plus (C) capital expenditures by the Company and its Subsidiaries on a consolidated basis, excluding capital expenditures made by way of (x) exchanges of equity and (y) loans provided by third parties to the extent not prohibited by Section 6.05, plus (D) cash dividends actually paid by the Company and its Subsidiaries on a consolidated basis."

    (d) Section 6.05 of the Credit Agreement is hereby amended by adding thereto a new Subsection (o) as follows:

         "(o) Unsecured letters of credit (other than Letters of Credit) not to exceed $25,000,000 in the aggregate; provided, however, if an unsecured letter of credit is issued for the benefit of the State of Alaska, all unsecured letters of credit (other than Letters of Credit) shall not exceed $40,000,000 in the aggregate."

    (e) Clause (v) of Section 6.08 is hereby amended in its entirety to read as follows:

         "(v) in an aggregate amount not to exceed $10,000,000, repurchase the common stock issued by the Company from (A) shareholders owning 100 shares or less pursuant to an oddlot buy back program and (B) the open market or private sales for employee benefit or compensation plans, and"

                            ARTICLE III.  CONDITIONS

    The enforceability of this Third Amendment against the Administrative Agent, the Documentation Agent, the Issuing Bank and the Lenders is subject to the satisfaction of the following conditions precedent:

    Section 3.01 Loan Documents. The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Third Amendment executed and delivered by a duly authorized officer of the Company, each of the Guarantors, the Administrative Agent, the Documentation Agent, each Issuing Bank and each Lender.

    Section 3.02 Corporate Proceedings of Loan Parties. The Administrative Agent shall have received multiple copies, as requested by the Administrative Agent, of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Boards of Directors of the Company and the Guarantors, authorizing the execution, delivery and performance of this Third Amendment, each such copy being attached to an original certificate of the Secretary or an Assistant Secretary of the Company or the Guarantors, as applicable, dated as of the Effective Date, certifying (i) that the resolutions attached thereto are true, correct and complete copies of resolutions duly adopted by written consents or at meetings of the Boards of Directors, (ii) that such resolutions constitute all resolutions adopted with respect to the transactions contemplated hereby, (iii) that such resolutions have not been amended, modified, revoked or rescinded as of the Effective Date, (iv) that the respective articles of incorporation and bylaws of the Company and the Guarantors have not been amended or otherwise modified since the effective date of the Credit Agreement, except pursuant to any amendments attached thereto, and
(v) as to the incumbency and signature of the officers of the Company or the Guarantors, as applicable, executing this Third Amendment.

    Section 3.03 Representations and Warranties. Except as affected by the transactions contemplated in the Credit Agreement and this Third Amendment, each of the representations and warranties made by the Company and the Guarantors in or pursuant to the Financing Documents, including the Credit Agreement, shall be true and correct in all material respects as of the Effective Date, as if made on and as of such date.

    Section 3.04   No  Default.   No  Default  or  Event  of  Default shall have
occurred and be continuing as of the Effective Date.

    Section 3.05 Security Instruments. All of the Security Instruments (subject to any partial releases thereof) shall be in full force and effect and provide to the Administrative Agent the security intended thereby to secure the Indebtedness.

    Section 3.06 Other Instruments or Documents. The Administrative Agent or any Lender or counsel to the Administrative Agent shall receive such other instruments or documents as they may reasonably request.

                           ARTICLE IV.  MISCELLANEOUS

    Section 4.01 Adoption, Ratification and Confirmation of Credit Agreement. Each of the Company, the Guarantors, the Administrative Agent, the Documentation Agent, the Issuing Bank and the Lenders does hereby adopt, ratify and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect.

    Section 4.02 Ratification and Affirmation of Guaranty. Each of the Guarantors hereby expressly (i) acknowledges the terms of this Third Amendment,
(ii) ratifies and affirms its obligations under the Second Amended and Restated Guaranty Agreement dated as of January 28, 1997, in favor of the Administrative Agent, the Documentation Agent, the Issuing Bank and the Lenders, as amended, supplemented or otherwise modified ("Guaranty Agreement"), (iii) acknowledges, renews and extends its continued liability under the Guaranty Agreement and agrees that such Guaranty Agreement remains in full force and effect; and (iv) guarantees to the Administrative Agent, the Documentation Agent, each Issuing Bank and each Lender to promptly pay when due all amounts owing or to be owing by it under the Guaranty Agreement pursuant to the terms and conditions thereof.

    Section  4.03   Successors  and  Assigns.   This  Third  Amendment  shall be
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

    Section 4.04 Counterparts. This Third Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument and shall be enforceable as of the Effective Date upon the execution of one or more counterparts hereof by the Company, the Guarantors, the Administrative Agent, the Documentation Agent, the Issuing Bank and the Lenders. In this regard, each of the parties hereto acknowledges that a counterpart of this Third Amendment containing a set of counterpart execution pages reflecting the execution of each party hereto shall be sufficient to reflect the execution of this Third Amendment by each necessary party hereto and shall constitute one instrument.

    Section 4.05 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated.

    Section 4.06 Entire Agreement. This Third Amendment constitutes the entire agreement among the parties hereto with respect to the subject hereof. All prior understandings, statements and agreements, whether written or oral, relating to the subject hereof are superseded by this Third Amendment.

    Section 4.07 Invalidity. In the event that any one or more of the provisions contained in this Third Amendment shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Third Amendment.

    Section 4.08 Titles of Articles, Sections and Subsections. All titles or headings to Articles, Sections, subsections or other divisions of this Third Amendment or the exhibits hereto, if any, are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such Articles, Sections, subsections, other divisions or exhibits, such other content being controlling as the agreement among the parties hereto.

    Section 4.09 Governing Law. This Third Amendment and the rights and obligations of the parties hereunder and under the Credit Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America.

        THIS THIRD AMENDMENT, THE CREDIT AGREEMENT, AS AMENDED AND SUPPLEMENTED HEREBY, THE NOTES, AND THE OTHER FINANCING DOCUMENTS CONSTITUTE A WRITTEN LOAN AGREEMENT AND REPRESENT THE FINAL
        AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

        THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.



                       [SIGNATURES BEGIN NEXT PAGE]

    IN  WITNESS  WHEREOF,  the  parties  hereto  have  caused  this  Third
Amendment to be duly executed and delivered by their proper and duly authorized officers as of the Effective Date.

COMPANY:                     TESORO PETROLEUM CORPORATION


                             By:  /s/ G. A. Wright
                             Name:    G.A. Wright
                             Title:   Vice President and Treasurer


GUARANTORS:                  TESORO ALASKA PETROLEUM COMPANY
                             TESORO EXPLORATION AND PRODUCTION
                             COMPANY
                             TESORO PETROLEUM COMPANIES, INC.
                             DIGICOMP, INC.
                             TESORO TECHNOLOGY PARTNERS COMPANY
                             INTERIOR FUELS COMPANY
                             TESORO ALASKA PIPELINE COMPANY
                             TESORO NORTHSTORE COMPANY
                             TESORO REFINING, MARKETING & SUPPLY
                             COMPANY
                             TESORO NATURAL GAS COMPANY
                             TESORO BOLIVIA PETROLEUM COMPANY
                             TESORO VOSTOK COMPANY
                             KENAI PIPE LINE COMPANY
                             TESORO MARINE SERVICES COMPANY
                             TESORO COASTWIDE SERVICES COMPANY
                             COASTWIDE MARINE SERVICES, INC.


                             By:  /s/ G. A. Wright
                             Name:    G.A. Wright
                             Title:   Vice President and Treasurer

                             TESORO GAS RESOURCES COMPANY, INC.
                             TESORO FINANCIAL SERVICES HOLDING
                             COMPANY


                             By:  /s/ Jeffrey B. Fabian
                             Name:    Jeffrey B. Fabian
                             Title:   President

                             VICTORY FINANCE COMPANY


                             By:  /s/ David W. Dupert
                             Name:    David W. Dupert
                             Title:   President


                             TESORO E&P COMPANY, L.P.

                             By:  TESORO EXPLORATION AND
                                  PRODUCTION COMPANY, as its general
                                  partner


                             By:  /s/ G.A. Wright
                             Name:    G.A. Wright
                             Title:   Vice President and Treasurer

ADMINISTRATIVE AGENT,
ISSUING BANK AND LENDER:     BANQUE PARIBAS, individually, as an Issuing
                             Bank and as Administrative Agent


                             By:  /s/ Brian Malone
                             Name:    Brian Malone
                             Title:   Vice President


                             By:  /s/ Barton D. Schouest
                             Name:    Barton D. Schouest
                             Title:   Managing Director


DOCUMENTATION AGENT,
ISSUING BANK AND LENDER:     THE BANK OF NOVA SCOTIA


                             By:  /s/ F.C.H. Ashby
                             Name:    F.C.H. Ashby
                             Title:   Senior Manager
                                      Loan Operations

LENDERS:                     BANK OF SCOTLAND


                             By:  /s/ Annie Chin Tat
                             Name:    Annie Chin Tat
                             Title:   Vice President


                             CHRISTIANIA BANK OG KREDITKASSE


                             By:  /s/ William S. Phillips
                             Name:    William S. Phillips
                             Title:   Vice President


                             By:  /s/ Peter M. Dodge
                             Name:    Peter M. Dodge
                             Title:   First Vice President


                             THE FIRST NATIONAL BANK OF CHICAGO,
                             Individually and as an Issuing Bank


                             By:  /s/ Dixon P. Schultz
                             Name:    Dixon P. Schultz
                             Title:   Vice President


                             FIRST UNION NATIONAL BANK OF NORTH
                             CAROLINA


                             By:  /s/ Michael J. Kolosowsky
                             Name:    Michael J. Kolosowsky
                             Title:   Vice President

                             NATIONAL BANK OF CANADA


                             By:  /s/ William Handley
                             Name:    William Handley
                             Title:   Vice President


                             By:  /s/ Doug Clark
                             Name:    Doug Clark
                             Title:   Vice President


                             THE FROST NATIONAL BANK


                             By:  /s/ Jim Crosby
                             Name:    Jim Crosby
                             Title:   Senior Vice President


                             DEN NORSKE BANK ASA


                             By:  /s/ Bryon L. Cooley
                             Name:    Bryon L. Cooley
                             Title:   Senior Vice President


                             By:  /s/ William V. Moyer
                             Name:    William V. Moyer
                             Title:   First Vice President